UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2022

QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2220 Lundy Avenue, San Jose, CA		95131-1816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	QUIK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2022, QuickLogic Corporation (the “Company”) appointed Elias Nader, 57, as its Chief Financial Officer and Senior Vice President (SVP) of Finance, effective February 1, 2022. In this role, Mr. Nader will lead the global finance organization and assume the duties of the Company’s principal financial officer and principal accounting officer. At that time, Mr. Anthony Contos, the Company’s current interim Chief Accounting Officer, will cease serving in this role and will no longer serve as the Company’s principal financial officer and principal accounting officer.

There are no family relationships between Mr. Nader and any executive officer or director of the Company, there are no understandings or arrangements between Mr. Nader and any other person pursuant to which Mr. Nader was appointed as Chief Financial Officer and SVP of Finance and Mr. Nader has no transactions reportable under Item 404(a) of Regulation S-K.

Mr. Nader brings more than 30 years of experience in semiconductors and related industries, including 20 years in senior leadership positions. Prior to joining QuickLogic, Mr. Nader most recently served as Senior Vice President and Chief Financial officer at Pixelworks, Inc., where he was directly responsible for all of G&A worldwide and worked directly with the Board of Directors to provide strategic and operational direction to the company. Prior to that, Mr. Nader worked at Sigma Designs, Inc. as the Senior Vice President, Chief Financial Officer and Corporate Secretary. Mr. Nader has also served in executive capacities at Imperial Jet and Dionex Corporation. Mr. Nader holds a Bachelor of Science Degree in Accounting and Bachelor of Arts Degree in Economics and an MBA in International Business from San Jose State University.

Pursuant to the offer letter, Mr. Nader will be entitled to an annual base salary of $300,000 per year and he will be eligible for an annual incentive bonus of 50% of his annual base salary pursuant to the Company’s existing Executive Bonus Plan. Mr. Nader will, subject to approval by the Company’s Equity Incentive Committee of the Board of Directors, be granted $200,000 in restricted stock units (“New Hire RSUs”) and an additional grant of $60,000 in RSUs as a signing bonus (“RSU Grant”).  The New Hire RSUs will vest over a four-year period with 25% of the New Hire RSUs vesting on the one-year anniversary of the grant date and 1/8th vesting each six months thereafter. The RSU Grant will vest quarterly over a one-year period; 25% of the RSUs will vest on each quarterly anniversary of the grant date over the course of one year.  Both the New Hire RSUs and RSU Grant are subject to Mr. Nader’s continued employment with the Company and will be subject to the terms of the QuickLogic 2019 Stock Plan. The Company and Mr. Nader also entered into a Change of Control Agreement, the form of which was previously filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities & Exchange Commission.

The Company issued a press release on February 3, 2022 announcing the appointment of Mr. Nader as Chief Financial Officer and SVP of Finance. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01(d) Exhibits.

The following exhibit is furnished as a part of this report:

99.1	Press Release of the Company, dated February 3, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The information furnished by this Current Report on Form 8-K under Items 9.01 and Exhibit 99.1 attached hereto shall be deemed furnished and not “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2022	QuickLogic Corporation

/s/ Brian C. Faith
Brian C. Faith President and Chief Executive Officer

4